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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  November 01, 2002


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


       Delaware                     1-8400               75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)







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Item 9.   Regulation FD Disclosure

AMR Analyst Meeting

AMR will be hosting an analyst meeting on Wednesday November 6th starting at approximately 9:00am ET/8:00am CT. An audio webcast will be made available via the Investor Relations section of AMR's corporate website at http://www.amrcorp.com. The webcast replay function will be available at this same location through November 20th.












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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  November 01, 2002